EXHIBIT 4.205
AMENDMENT AGREEMENT
dated 4 May 2010
for
CLOSURE SYSTEMS INTERNATIONAL B.V.
as Chargor

and
WILMINGTON TRUST (LONDON) LIMITED
as Chargee

RELATING TO A
QUOTA CHARGE AGREEMENT
DATED 29 JANUARY 2010

in respect of its Quota in CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelõsségũ Társaság
The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.

CONTENTS

Clause	Page
1. DEFINITIONS AND INTERPRETATION	2

2. AMENDMENTS TO THE ORIGINAL QUOTA CHARGE AGREEMENT	2

3. REGISTRATION OF CHANGES	5

4. CONTINUITY AND FURTHER ASSURANCE	5

5. INCORPORATION OF TERMS	5

6. GOVERNING LAW	5

7. RIGHTS OF THE COLLATERAL AGENT	5

THIS AMENDMENT AGREEMENT (the “Agreement”) is made on 4 May 2010 — [Text of Public Notary to be inserted]
BETWEEN:
(1)	Closure Systems International B.V., a private company with limited liability incorporated under the laws of The Netherlands, having its seat as at the date of this Agreement at Teleportboulevard 140, 1043 EJ Amsterdam, The Netherlands, registered with the Chamber of Commerce in Amsterdam, The Netherlands, under registration number 34291082, as owner of the Quota (as defined below) and chargor under this Agreement (hereinafter referred to as the “Chargor”);

and

(2)	Wilmington Trust (London) Limited, acting as chargee under this Agreement, in its capacity as collateral agent acting on behalf and for the benefit of the Secured Parties (as defined below), as appointed under the First Lien Intercreditor Agreement and authorised to represent their joint and several rights in connection with this Agreement (hereinafter, with its successors, permitted transferees and permitted assign in such capacity, referred to as the “Collateral Agent” or the “Chargee”);

(1) and (2) are together hereinafter referred to as the “Parties” and “Party” means any of them, as the context may require.
This Agreement is hereby acknowledged and accepted by:
(3)	CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelõsségũ Társaság a limited liability company (korlátolt felelõsségũ társaság) incorporated under the laws of Hungary, having its registered seat as at the date of this Agreement at H-8000 Székesfehérvár, Berényi út 72-100., Hungary, registered under registration number: Cg.07-09-013757, with tax identification number: 14122952-2-07 (hereinafter referred to as the “Company”).
RECITALS:
(A)	The Parties hereby declare that the Original Quota Charge Agreement (as defined below) was concluded on 29 January 2010 between the Chargee and the Chargor, pursuant to both (i) a credit agreement dated 5 November 2009 (as subsequently amended) between among others Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co KGaA, SIG Austria Holding GmbH, Closure Systems International BV, the other borrowers party thereto, the lenders from time to time parties thereto, and Credit Suisse AG (formerly known as Credit Suisse) as administrative agent (the “Credit Agreement”) and (ii) an indenture dated 5 November 2009 between Reynolds Group Escrow LLC, Reynolds Group DL Escrow Inc. and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, as modified, amended or supplemented from time to time (the “2009 Indenture”).

(B)	In connection with the Credit Agreement and the 2009 Indenture certain parties to both of those documents have entered into a first lien intercreditor agreement dated 5 November 2009 between, among others, The Bank of New York Mellon as trustee under the 2009 Indenture, Credit Suisse AG as administrative agent as representative under the Credit Agreement and each grantor that are parties thereto, as subsequently amended by Amendment No. 1 and Joinder Agreement dated 21 January 2010 which added the Collateral Agent as a collateral agent under the First Lien Intercreditor Agreement (the “First Lien Intercreditor Agreement”).

(C)	The parties to the Credit Agreement have entered into the amendment agreement No. 2 and incremental assumption agreement dated on or about the date of this Agreement (the “Incremental Assumption and Amendment Agreement”) to amend the terms of the Credit Agreement.

(D)	As a consequence of the execution of the Incremental Assumption and Amendment Agreement, the Parties agreed to amend the Original Quota Charge Agreement and enter into this Agreement.
IT IS AGREED as follows:
1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Original Quota Charge Agreement” means the quota charge agreement concluded in the form of a notarial deed dated 29 January 2010 between the Chargor and the Chargee.

1.2	Incorporation of defined terms
(a)	Unless a contrary indication appears, a term defined in the First Lien Intercreditor Agreement and in the Original Quota Charge Agreement has the same meaning in this Agreement and in any notice given under this Agreement.

(b)	The principles of construction set out in the Original Quota Charge Agreement shall have effect as if set out in this Agreement.
1.3	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

2.	AMENDMENTS TO THE ORIGINAL QUOTA CHARGE AGREEMENT

With effect from the date of this Agreement:
(a)	Recital (C) of the “Whereas” section of the Original Quota Charge Agreement shall be deleted and replaced with the following wording:

“(C) The Secured Parties (as defined below) have duly authorised and empowered the Chargee to enter into this Agreement and to represent their rights in connection with the Charge (as defined below), acting for its own and for the Secured Parties’ benefit.”

(b)	The definitions “Existing Quota Charge” and “Existing Quota Charge Agreement” shall be deleted from clause 1.1 (Definitions) of the Original Quota Charge Agreement.

(c)	The following new definition shall be inserted in clause 1.1 (Definitions) of the Original Quota Charge Agreement in alphabetical order:

““Incremental Assumption and Amendment Agreement” means the amendment no. 2 and incremental term loan assumption agreement dated 4 May 2010 entered into between, among others, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGAA, SIG Austria Holding GmbH and Closure Systems International B.V. as borrowers, Reynolds Group Holdings Limited, the Guarantors from time to time party thereto (as defined therein), the Lenders from time to time party thereto, the Incremental U.S. Term Lenders (as defined therein), the other Lenders party thereto and the Administrative Agent (as defined therein), as amended, novated, supplemented, restated or modified from time to time, the text of which is attached as Part IV of Schedule 1 (Incremental Assumption and Amendment Agreement) to this Agreement.”

(d)	Clause 2.1 of the Original Quota Charge Agreement shall be replaced with the following wording:

“In order to secure the Obligations, up to the maximum amount of:
(i)	USD 3,830,000,000 (that is three billion eight hundred and thirty million U.S. $) and EUR 780,000,000 (that is seven hundred and eighty million euro) (the “Secured Principal”); plus

(ii)	all accrued interest (as calculated in accordance with Loan Documents); plus all accrued default interest (as calculated in accordance with Loan Documents); plus any other amounts, monetary obligations, indemnities, fees, commissions, costs and expenses arising under and payable in accordance with the terms of the Loan Documents, which amounts, monetary obligations, indemnities, fees, commissions, costs, expenses, and the costs of the enforcement of this Agreement shall not exceed an aggregate amount representing 40% of the aggregate amount of Secured Principal, the Chargor hereby grants to the Chargee, a first priority Charge over the Quota owned by it in the Company and over any rights and/or benefits arising out of, or in connection with its Quota, including, without limitation all cash dividends or distributions payable at any time hereafter on the Quota. The Chargee hereby accepts such Charge.”

(e)	Clause 2.3 (Existing Quota Charge and Priority) of the Original Quota Charge Agreement shall be deleted.

(f)	Clause 2.4 (a) (Nature of the Charge) of the Original Quota Charge Agreement shall be replaced by the following wording:

“subject to any Lien permitted by the Loan Documents be a first priority security over the Quota;”

(g)	Clause 4.1(c) (Representations and Warranties) of the Original Quota Charge Agreement shall be replaced by the following wording:

“this Agreement will, as at the date that the Charge is registered with the Court of Registration, establish a first priority Charge over the Quota, subject to Liens permitted by the Principal Finance Documents and subject to the Legal Reservations (as defined in the Credit Agreement);”

(h)	Clause 4.2(d) (Covenants) of the Original Quota Charge Agreement shall be replaced by the following wording:

“(i) except in respect of any Liens permitted by the Principal Finance Documents and subject to the Legal Reservations (as defined in the Credit Agreement) and the Agreed Security Principles, ensure that the Charge created hereunder shall be at all times a first ranking Charge over the Quota; (ii) not grant any further Lien over the Quota; and (iii) not sell, transfer or otherwise dispose of any or all of its rights in the Quota (whether with or without consideration), in each case other than as permitted by the Principal Finance Documents or this Agreement;”

(i)	Schedule 1 of the Original Quota Charge Agreement shall be supplemented with Schedule A (Part IV of Schedule 1 (Incremental Assumption and Amendment Agreement)) of this Agreement.

3.	REGISTRATION OF CHANGES

3.1	The Chargor shall file with the Court of Registration an extract of this Agreement, attached as Schedule B (Form of the Extract of this Quota Charge Agreement) (the “Extract”) within 10 (ten) Business Days of the date of this Agreement, in order to inform the Court of Registration of the amendment of the Original Quota Charge Agreement.

3.2	The Parties hereby authorise Oppenheim Ügyvédi Iroda (1053 Budapest, Károlyi Mihály u. 12., Hungary) to act before the Court of Registration in connection with the filing (including but not limited to sign any documents in relation thereto) of the Extract with the Court of Registration.

4.	CONTINUITY AND FURTHER ASSURANCE

4.1	Continuing obligations

The provisions of the Original Quota Charge Agreement shall, save as amended by this Agreement, continue in full force and effect.

4.2	Further assurance

The Chargor shall, at the reasonable request of the Chargee and at its own expense, do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.	INCORPORATION OF TERMS

The provisions of clause 6 (Enforcement), clause 8 (Remedies and waivers), clause 9 (Severability), clause 13 (Notices) and clause 15 (Jurisdiction) of the Original Quota Charge Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

6.	GOVERNING LAW

This Agreement is governed by Hungarian law.

7.	RIGHTS OF THE COLLATERAL AGENT

Notwithstanding anything contained herein, the Parties agree that this Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and accordingly each of the protections, immunities, rights, indemnities and benefits conferred on the Collateral Agents under the Original Quota Charge Agreement and the First Lien Intercreditor Agreement shall continue in full force and effect and shall apply to this Agreement as if set out in full herein.
[Certification of the Public Notary and the related powers of attorney inserted]

SCHEDULE A
“SCHEDULE 1
Part IV
INCREMENTAL ASSUMPTION AND AMENDMENT AGREEMENT
(TO BE INSERTED)”

SCHEDULE B
ÜZLETRÉSZ ZÁLOGSZERZŐDÉST MÓDOSÍTÓ SZERZÕDÉS KIVONATA
EXTRACT OF THE AMENDMENT TO THE QUOTA CHARGE AGREEMENT
a cégnyilvántartásról, a bírósági cégeljárásról és a végelszámolásról szóló 2006. évi V. törvény 2. számú melléklete
II. 1. ea) pontjának figyelembe vételével
with regard to the Clause II.1.ea) of Schedule No. 2 of the Act V of 2006 on Public Company Information,
Company Registration and Winding-up Proceedings
(a továbbiakban: “Kivonat”) amely az alábbi felek között készült Budapesten, 2010. május 4. napján létrejött módosító szerződés (a továbbiakban: “Szerződés”) alapján:
(hereinafter referred to as the “Extract”), which has been prepared on the basis of the amendment agreement entered into by and between the parties named below in Budapest on 4 May 2010 (hereinafter referred to as the “Agreement”):
(1)	A Wilmington Trust (London) Limited, amelynek székhelye 6 Broad Street Place, London EC2M 7JH, Egyesült Királyság cím alatt található, képviseli __________________________, meghatalmazás alapján,

(1)	Wilmington Trust (London) Limited, having its registered office at: 6 Broad Street Place, London EC2M 7JH, Egyesült Királyság, represented by __________________________, under a power of attorney,

mint zálogjogosult (a továbbiakban: “Zálogjogosult”)

as chargee (hereinafter referred to as the “Chargee”),
valamint
and
(2)	CLOSURE SYSTEMS INTERNATIONAL B.V., amelynek székhelye a Teleportboulevard 140, 1043 EJ Amszterdam, Hollandia cím alatt található, és amelyet az amszterdami Kereskedelmi Kamaránál a 34291082-es számon tartanak nyilván, képviseli dr. Horvai-Hillenbrand Péter, meghatalmazás alapján,

(2)	CLOSURE SYSTEMS INTERNATIONAL B.V. having its registered seat at Teleportboulevard 140, 1043 EJ Amsterdam, The Netherlands, registered with the Chamber of Commerce in Amsterdam with registration number 34291082, represented by dr. Péter Horvai-Hillenbrand, under a power of attorney, mint zálogkötelezett (a továbbiakban: “Zálogkötelezett”)

as chargor (hereinafter referred to as the “Chargor”).
Fent nevezett felek a jelen Kivonatban az alábbiakat kívánják rögzíteni:
The parties named above wish to declare the following in the present Extract:
1.	A Zálogkötelezett és a Zálogjogosult a 2010. január 29-én kelt zálogszerzõdossel (a “Zálogszerzõdés”) üzletrész zálogjogot alapítottak a Zálogjogosult javára Zálogkötelezettnek a CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelõsségũ Társaságban (székhelye: 8000 Székesfehérvár, Berényi út 72-100., Magyarország;

cégjegyzékszáma a Fejér Megyei Bíróság mint Cégbíróságnál: Cg. 07-09-013757, adószáma: 14122952-1-07, a továbbiakban: “Társaság”) fennálló 11.335.780.000,- Ft, azaz tizenegymilliárd-háromszázharmincötmillió-hétszáznyolcvanezer forint névértéku, a Társaság jegyzett tokéjének 100%-át megtestesíto üzletrészén (a továbbiakban: “Üzletrész”).

The Chargor and the Chargee created a quota charge in favour of the Chargee over the quota of the Chargor held in CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelõsségũ Társaság (registered seat: 8000 Székesfehérvár, Berényi út 72-100., Hungary, company registration number: Cg. 07-09-013757 with the Fejér County Court as the Court of Registration, tax number: 14122952-1-07, hereinafter referred to as the “Company”) with a nominal value of HUF 11,335,780,000 (i.e. eleven billion three hundred thirty five million seven hundred and eighty thousand Forint) representing 100% of the Company’s registered capital (hereinafter referred to as the “Quota”) by virtue of the quota charge agreement dated 29 January 2010 (the “Quota Charge Agreement”).

2.	A Zálogkötelezett és a Zálogjogosult a Szerzõdés rendelkezései alapján módosították a Zálogszerzõdés rendelkezéseit, többek között felemelték a Kötelezettségek összegét, melynek biztosítására az üzletrész zálogjog szolgál.

The Chargor and the Chargee have amended the terms of the Quota Charge Agreement in accordance with the provisions of the Agreement; and, among others, increased the amount of the Obligations secured by the quota charge.

3.	Jelen Kivonat a Szerzõdés rendelkezései alapján — kizárólag a Zálogszerzõdés módosításának cégbírósági bejelentése céljából — készült, és nem helyettesíti a felek között a Szerzõdésben foglaltak szerint létrejött részletes megállapodást. A Szerzõdés és jelen Kivonat közötti esetleges ellentmondás vagy eltérés esetén a Szerzõdés rendelkezései az irányadóak.

This Extract has been prepared on the basis of the terms and conditions set out in the Agreement exclusively for the purpose of giving notice to the court of registration on the amendment to the Quota Charge Agreement, and therefore, it may not substitute the detailed agreement between the parties contemplated in the Agreement. In case of any discrepancy between the Agreement and this Extract, the provisions of the Agreement shall prevail.

4.	Jelen Kivonat magyar és angol nyelven készült, a magyar és az angol nyelvu változat közötti eltérés esetén a magyar nyelvu verzió az irányadó.

This Extract has been prepared in the Hungarian and English language. In the event of any discrepancy between the Hungarian language and the English language versions, the Hungarian language version shall prevail.

5.	A Zálogkötelezett és a Zálogjogosult meghatalmazzák az Oppenheim Ügyvédi Irodát (cím: 1053 Budapest, Károlyi Mihály u. 12.) hogy a Fejér Megyei Bíróságnál, mint Cégbíróságnál a Kivonat benyújtásával kapcsolatban eljárjon (beleértve, de nem kizárólag bármely, ehhez kapcsolódó dokumentum aláírását).

The Chargor and the Chargee hereby authorise Oppenheim Law Firm (address: 1053 Budapest, Károlyi Mihály u. 12.) to act before the Fejér County Court as the Court of Registration in connection with filing (including but not limited to sign any documents relating thereto) this Extract.
Budapest, 2010. május 4./ 4 May 2010

WILMINGTON TRUST (LONDON) LIMITED	CLOSURE SYSTEMS INTERNATIONAL B.V.

Zálogjogosult / Chargee	Zálogkötelezett / Chargor

SIGNATURES
Closure Systems International B.V. — as Chargor
By:
Wilmington Trust (London) Limited — as Chargee
By:
CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelõsségũ Társaság — as Company
By: